Exhibit 5.1
February 17, 2010
Harvest Natural Resources, Inc.
1177 Enclave Parkway
Suite 300
Houston, Texas 77077
Re:	Harvest Natural Resources, Inc. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
          We have acted as special counsel to Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the sale of $32,000,000 aggregate principal amount of the Company’s 8.25% Senior Convertible Notes due March 1, 2013 (the “Securities”). The Securities are to be issued under the Indenture dated as of February 17, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 17, 2010, between the Company and U.S. Bank National Association (the “Trustee”) (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Securities are convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
          (a) the registration statement on Form S-3 (File No. 333-162858) of the Company relating to the Securities and other securities of the Company filed on November 14, 2009 with the Securities and Exchange Commission (the “Commission”) under the Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including information deemed to be a part of the registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”);

          (b) the prospectus, dated November 14, 2009 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
          (c) the preliminary prospectus supplement, dated February 10, 2010 (the “Preliminary Prospectus Supplement” and together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), and the final prospectus supplement, dated February 11, 2010 (the “Final Prospectus Supplement” and together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), each relating to the offering of the Securities and in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
          (d) the documents identified on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);
          (e) an executed copy of the Placement Agent Agreement, dated February 10, 2010 (the “Placement Agent Agreement”), among Lazard Capital Markets LLC, Madison Williams and Company LLC and the Company;
          (f) copies of executed subscription agreements between the Company and SmallCap World Fund, Inc., Wellington Management Company, LLP, MSD Energy Investments, L.P., Lakeview Investment Group, Capital Ventures International, Cumberland Associates LLC, AQR Capital Management LLC, CNH Partners LLC and AG Ofeon, Ltd. (collectively, the “Subscription Agreements”);
          (g) a specimen certificate evidencing the Common Stock attached to the certificate of Keith L. Head, Secretary of the Company, referenced in paragraph (o) below;
          (h) the form of the Securities included in the First Supplemental Indenture;
          (i) an executed copy of the Base Indenture and the First Supplemental Indenture;
          (j) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1, of the Trustee (the “Form T-1”);
          (k) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;
          (l) the Bylaws of the Company, restated as of May 17, 2007, as certified by Keith L. Head, Secretary of the Company;
          (m) resolutions of the Board of Directors of the Company, adopted November 3, 2009 and February 5, 2010, and resolutions of the Pricing Committee thereof, adopted February 10, 2010 and February 16, 2010, as certified by Keith L. Head, Secretary of the Company;

          (n) the certificate of James A. Edmiston, Chief Executive Officer of the Company, and Stephen C. Haynes, Chief Financial Officer of the Company, dated the date hereof;
          (o) the certificate of Keith L. Head, Secretary of the Company, dated the date hereof; and
          (p) a certificate, dated February 16, 2010 and a telephonic bringdown thereof, dated February 17, 2010 from the Secretary of State of Delaware as to the Company’s existence and good standing in such jurisdiction (the “Delaware Certificate”).
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          Members of our firm are admitted to the bar in the State of Delaware and in the State of New York. Our opinions set forth herein are limited to the General Corporate Law of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the sale of the Securities and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof.
          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Securities (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered by the Company against payment thereof in accordance with the terms of the Placement Agent Agreement, the Subscription Agreements and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) public policy considerations that may limit the rights of parties to obtain remedies and (4) waivers of any usury defense contained in the Indenture or the Securities that may be unenforceable.
          In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Base Indenture, the Supplemental Indenture, the Placement Agent Agreement, the Subscription Agreements and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K of the Company or to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE A
•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 13, 2009;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 4, 2009;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 5, 2009;
•	The Company’s Current Reports on Form 8-K filed with the SEC on March 13, 2009, April 15, 2009, June 24, 2009, October 23, 2009, November 4, 2009, January 22, 2010 and February 11, 2010; and
•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on April 9, 1997, as amended.